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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934



Date of Report (Date of earliest event reported) February 28, 2000



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)





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Item 5.  Other Events

     On February 28, 2000, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, Dated February 28, 2000, commercial lending program and hiring of Joseph M. Perri.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date:    February 28, 2000                 /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President and
                                           Chief Executive Officer

                                     EXHIBIT

NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE:  IMMEDIATE

CONTACT:  Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
          (312) 664-4320


                    NORTH BANCSHARES, INC. ANNOUNCES
                       COMMERCIAL LENDING PROGRAM
                 PERRI APPOINTED LOAN DEPARTMENT MANAGER


     CHICAGO, IL, FEBRUARY 28, 2000, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company of North Federal Savings Bank, today announced the Bank has hired Joseph M. Perri as Senior Vice President and Loan Department Manager. Mr. Perri's duties will include expansion of the Bank's commercial lending operation along with overseeing the residnetial and consumer lending operations. Mr. Perri has served as Senior Vice President of Julian, Toft & Downey in Chicago, where he was responsible for the origination of commercial mortgage loans. He has also served as Senior Vice President and Regional Originations Manager for commercial lending at LaSalle National Bank of Chicago and as Regional Vice President of commercial lending for Savings of America.

     Joseph A. Graber, President and Chief Executive Officer, commented:

     "Our business plan calls for diversifying our asset base by expanding our commercial and consumer lending operations. The hiring of Mr. Perri provides us a unique opportunity to move in the direction of accomplishing those goals." He added, "Joe Perri brings energy and a wealth of experience to the Bank that I believe will untimately translate into long term value for our shareholders."

     North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has seved the north side of Chicago from its office in Old Town since 1886. It also opeates a branch office in wilmette, Il. For 45 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Informaiton Services, Inc.
North Federal is proud to support local service and non-profit organizations. Its executives serve on the boards of the Lincoln Park Chamber of Commerce, the Old Town Chamber of Commerce and the Human Capital Council. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

     When used in this press release the words or phrases "will likely result, " "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

     The company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revision which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the ocourrence of anticipated or unanticipated events.